Exhibit 99.1

Banc of California Reports Record First Quarter Earnings

IRVINE, Calif., (April 21, 2016) – Banc of California, Inc. (NYSE: BANC) today reported record quarterly net income of $19.7 million for the first quarter of 2016, resulting in diluted earnings per share of $0.36 for the quarter.

Pre-tax income for the first quarter of 2016 was $33.0 million, an increase of 49% compared to first quarter of 2015. Net income available to common shareholders for the first quarter was $15.1 million, an increase of 30% compared to the first quarter of 2015.

Highlights for the first quarter included:

•	Record quarterly non-interest bearing deposit growth of $278 million, or 25%.

•	Quarterly commercial banking segment loan and lease originations of $823 million, an increase of 66% from a year ago.

•	The Company’s return on average assets for the quarter was 0.9%, and its return on average tangible common equity (ROTCE) for the quarter was 14.5%.

The Company’s consolidated assets totaled $9.6 billion at March 31, 2016, an increase of $1.4 billion, or 17%, compared to the prior quarter, and an increase of $3.5 billion, or 58%, compared to a year ago. The Company’s growth over this period has been entirely organic as Banc of California’s last acquisition occurred in 2014.

“Based on total shareholder return since the beginning of 2015, Banc of California is the #1 performing bank stock amongst Forbes’ Magazine’s list of America’s Top 100 Banks,” said Steven Sugarman, Chairman and Chief Executive Officer of Banc of California. “In the first quarter of 2016 alone, Banc of California’s 21% return outperformed the next closest bank by 7%. As all our employees are shareholders, we are proud and excited by this accomplishment. The continued strength of our financial performance showcases our strategy, focus and execution quarter-over-quarter as we are winning market share and top talent. Banc of California is a business built for the long-term.”

During the first quarter, the Company raised $81 million in common stock, raised $125 million in Perpetual, Non-Cumulative Preferred Stock and liquidated its wholly owned subsidiary PTB Property Holdings LLC. Since the end of the first quarter, the Company has redeemed its $42 million preferred stock from the Small Business Lending Fund (SBLF), redeemed $85 million of 7.50% Senior Notes, announced the sale of its wholly owned subsidiary, The Palisades Group, LLC, and increased its undrawn line of credit to $75 million.

“Banc of California has meaningfully deleveraged and simplified its balance sheet, increased its liquidity and streamlined its businesses and organizational structure during 2016,” said James McKinney, Chief Financial Officer of Banc of California. “We expect these actions will not only make us a safer and stronger financial institution, but they will be accretive to the holders of our debt, preferred stock and common stock. These actions are part of our strategy to strengthen, and increase the durability of, our balance-sheet and liquidity in advance of our growth beyond $10 billion in assets. We will continue to seek opportunities to strengthen our franchise for the benefit of all our clients and other stakeholders.”

During the quarter, Banc of California grew its recurring net interest income by $8 million, built its earning assets by $1.4 billion, and strengthened its liquidity position by $0.9 billion, while maintaining its net interest margin. These results occurred while the yield on the 10-year Treasury fell from 2.27% to 1.78%.

“We are proud that our interest rate risk controls and balance sheet management strategy enabled our bank to successfully navigate a volatile rate environment without impacting the consistency and predictability of our earnings,” Sugarman said. “The negative fair value adjustments on our mortgage servicing rights and SWAPs were offset by concurrent intra-quarter fair value gains recognized in our securities portfolio. We believe this further validates the investments we have made and continue to make in our enterprise risk analytics and controls. Our analytical approach to building our balance sheet and our business continues to support our track record of consistent, growing earnings.”

The Company will host a conference call to discuss its first quarter financial results at 7:00 a.m. Pacific Time (PT) on Thursday, April 21, 2016. Interested parties are welcome to attend the conference call by dialing 888-317-6003, and referencing event code 4042337. A live audio webcast will also be available and the webcast link will be posted on the Company’s Investor Relations website at www.bancofcal.com/investor. The slide presentation for the call will also be available on the Company’s Investor Relations website prior to the call.

18500 Von Karman Ave. ● Suite 1100 ● Irvine, CA 92612 ● (949) 236-5250 ● www.bancofcal.com

About Banc of California, Inc.

Banc of California, Inc. (NYSE: BANC) provides comprehensive banking services to California’s diverse businesses, entrepreneurs and communities. Banc of California operates over 100 offices in California and the West.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are necessarily subject to risk and uncertainty and actual results could differ materially from those anticipated due to various factors, including those set forth from time to time in the documents filed or furnished by Banc of California, Inc. with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements and Banc of California, Inc. undertakes no obligation to update any such statements to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

Source: Banc of California, Inc.

INVESTOR RELATIONS INQUIRIES:	MEDIA INQUIRIES:
Banc of California, Inc.	Vectis Strategies
Timothy Sedabres, (855) 361-2262	David Herbst, (213) 973-4113 x101

Banc of California, Inc.

Consolidated Statements of Financial Condition

(Dollars in thousands)

(Unaudited)

	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
ASSETS
Cash and cash equivalents	$215,012	$156,124	$378,963	$458,990	$265,402
Time deposits in financial institutions	1,500	1,500	1,900	1,900	1,900
Securities available for sale	1,663,711	833,596	693,219	487,293	393,586
Securities held to maturity	962,262	962,203	529,532	53,414	—
Loans held for sale	863,944	668,841	596,565	746,651	1,240,942
Loans and leases receivable	5,463,068	5,184,394	4,730,077	4,473,095	3,933,715
Allowance for loan and lease losses	(35,845)	(35,533)	(34,774)	(34,787)	(29,345)
Federal Home Loan Bank and other bank stock	61,146	59,069	40,643	34,187	39,844
Servicing rights, net	49,406	50,727	41,646	34,942	21,829
Other real estate owned, net	325	1,097	34	50	498
Premises and equipment, net	114,668	111,539	34,689	35,229	78,285
Goodwill	39,244	39,244	39,244	31,591	31,591
Other intangible assets, net	17,836	19,158	20,504	21,905	23,708
Deferred income tax	7,441	11,341	13,388	12,081	14,157
Income tax receivable	—	604	2,649	3,091	—
Bank-owned life insurance investment	100,734	100,171	99,570	19,201	19,154
Other assets	92,520	71,480	68,961	59,049	62,089

Total assets	$9,616,972	$8,235,555	$7,256,810	$6,437,882	$6,097,355

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Noninterest-bearing deposits	$1,398,728	$1,121,124	$1,011,169	$867,930	$749,129
Interest-bearing deposits	5,438,873	5,181,961	4,410,821	4,184,260	4,112,863
Deposits held for sale	—	—	—	52,820	—

Total deposits	6,837,601	6,303,085	5,421,990	5,105,010	4,861,992
Advances from Federal Home Loan Bank	1,195,000	930,000	830,000	350,000	545,000
Securities sold under repurchase agreements	257,100	—	—	—	—
Other borrowings	—	—	—	—	15,000
Notes payable, net	260,896	261,876	262,779	264,077	92,668
Reserve for loss on repurchased loans	9,781	9,700	9,098	9,411	8,432
Income taxes payable	12,303	1,241	5,939	—	4,488
Accrued expenses and other liabilities	176,761	77,248	83,470	75,502	55,615

Total liabilities	8,749,442	7,583,150	6,613,276	5,804,000	5,583,195
Commitments and contingent liabilities

Preferred stock, Series A, non-cumulative perpetual	31,934	31,934	31,934	31,934	31,934
Preferred stock, Series B, non-cumulative perpetual	10,000	10,000	10,000	10,000	10,000
Preferred stock, Series C, 8.00% non-cumulative perpetual	37,943	37,943	37,943	37,943	37,943
Preferred stock, Series D, 7.375% non-cumulative perpetual	110,873	110,873	110,873	110,873	—
Preferred stock, Series E, 7.00% non-cumulative perpetual	120,258	—	—	—	—
Common stock	454	395	393	372	367
Common stock, class B non-voting non-convertible	1	1	—	—	—
Additional paid-in capital	509,123	429,790	427,599	425,784	424,636
Retained earnings	73,179	63,534	52,277	45,494	36,880
Treasury stock	(29,070)	(29,070)	(29,070)	(29,070)	(29,798)
Accumulated other comprehensive income/(loss), net	2,835	(2,995)	1,585	552	2,198

Total stockholders’ equity	867,530	652,405	643,534	633,882	514,160

Total liabilities and stockholders’ equity	$9,616,972	$8,235,555	$7,256,810	$6,437,882	$6,097,355

Banc of California, Inc.

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Interest and dividend income
Loans, including fees	$67,144	$62,248	$60,454	$60,699	$58,155
Securities	16,047	11,163	5,054	2,119	1,927
Dividends and other interest-earning assets	1,049	788	1,007	2,026	698

Total interest and dividend income	84,240	74,199	66,515	64,844	60,780
Interest expense
Deposits	8,107	6,862	6,395	6,165	6,361
Federal Home Loan Bank advances	1,262	890	587	290	353
Securities sold under repurchase agreements	160	15	3	—	—
Notes payable and other interest-bearing liabilities	4,294	4,366	3,980	4,285	2,069

Total interest expense	13,823	12,133	10,965	10,740	8,783

Net interest income	70,417	62,066	55,550	54,104	51,997
Provision for loan and lease losses	321	1,260	735	5,474	—

Net interest income after provision for loan and lease losses	70,096	60,806	54,815	48,630	51,997
Noninterest income
Customer service fees	848	957	1,118	1,072	910
Loan servicing (loss) income	(5,288)	3,663	(2,254)	2,007	(442)
Net gain on sale of securities available for sale	16,789	1,510	1,750	—	(2)
Net gain on sale of loans	2,195	15,164	9,737	7,838	4,472
Mortgage banking income	33,684	30,334	37,015	39,403	37,933
Advisory service fees	997	1,942	2,294	4,435	1,197
Loan brokerage income	874	678	660	661	1,141
Gain on sale of building	—	—	—	9,919	—
All other income	1,860	2,571	407	1,358	771

Total noninterest income	51,959	56,819	50,727	66,693	45,980
Noninterest expense
Salaries and employee benefits	57,183	54,008	53,215	56,120	49,771
Occupancy and equipment	11,740	11,200	10,109	10,325	9,771
Professional fees	6,212	4,808	5,261	6,689	3,435
Data processing	2,194	2,104	2,170	2,075	1,835
Amortization of intangible assets	1,322	1,346	1,401	1,545	1,544
All other expenses	10,449	13,193	9,587	11,166	9,523

Total noninterest expense	89,100	86,659	81,743	87,920	75,879

Income before income taxes	32,955	30,966	23,799	27,403	22,098
Income tax (benefit) expense	13,268	11,928	9,263	11,479	9,524

Net income	19,687	19,038	14,536	15,924	12,574
Preferred stock dividends	4,575	3,030	3,040	2,843	910

Net income available to common stockholders	$15,112	$16,008	$11,496	$13,081	$11,664

Basic earnings per total common share	$0.36	$0.40	$0.29	$0.33	$0.30
Diluted earnings per total common share	$0.36	$0.39	$0.29	$0.32	$0.29

Banc of California, Inc.

Selected Financial Data

(Dollars in thousands)

(Unaudited)

	Three Months Ended
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Average balances
Total assets	$8,833,176	$7,590,781	$6,681,590	$6,253,350	$5,931,426
Total gross loans and leases	5,995,436	5,531,539	5,271,293	5,254,729	5,139,399
Investment Securities	2,128,882	1,506,626	828,326	402,366	354,475
Total interest earning assets	8,344,167	7,264,341	6,449,862	5,967,200	5,713,766
Total interest-bearing deposits	5,332,032	4,685,145	4,314,330	4,078,540	4,085,673
Total borrowings	1,219,315	1,141,554	745,959	635,460	583,979
Total interest bearing liabilities	6,641,742	5,826,699	5,060,289	4,714,000	4,669,652
Total stockholders’ equity	762,923	654,106	645,713	630,547	517,335
Profitability and other ratios
Return on average assets (1)	0.90%	1.00%	0.86%	1.02%	0.86%
Return on average equity (1)	10.38%	11.55%	8.93%	10.13%	9.86%
Return on average tangible common equity (2)	14.46%	16.57%	12.25%	14.52%	13.48%
Dividend payout ratio (3)	33.33%	30.00%	41.38%	36.36%	40.00%
Net interest spread	3.22%	3.22%	3.23%	3.45%	3.55%
Net interest margin (1)	3.39%	3.39%	3.42%	3.64%	3.69%
Noninterest income to total revenue (4)	42.46%	47.79%	47.73%	55.21%	46.93%
Noninterest income to average total assets (1)	2.37%	2.97%	3.01%	4.28%	3.14%
Noninterest expense to average total assets (1)	4.06%	4.53%	4.85%	5.64%	5.19%
Efficiency ratio (5)	72.81%	72.89%	76.92%	72.78%	77.45%
Average held for investment loans and leases to average deposits	79.76%	86.88%	86.03%	79.87%	81.72%
Average investment securities to average total assets	24.10%	19.85%	12.40%	6.43%	5.98%
Average stockholders’ equity to average total assets	8.64%	8.62%	9.66%	10.08%	8.72%
Allowance for loan and lease losses (ALLL)
Balance at beginning of period	$35,533	$34,774	$34,787	$29,345	$29,480
Loans and leases charged off	(102)	(718)	(788)	(79)	(357)
Recoveries	93	217	40	47	222
Transfer of loans from (to) held-for-sale	—	—	—	—	—
Provision for loan and lease losses	321	1,260	735	5,474	—

Balance at end of period	$35,845	$35,533	$34,774	$34,787	$29,345

Annualized net loan charge-offs to average total gross loans held for investment	0.00%	0.04%	0.07%	0.00%	0.01%
Reserve for loss on repurchased loans
Balance at beginning of period	$9,700	$9,098	$9,411	$8,432	$8,303
Provision for loan repurchases	379	735	716	1,573	1,328
Change in estimates	—	846	—	—	—
Utilization of reserve for loan repurchases	(298)	(979)	(1,029)	(594)	(1,199)

Balance at end of period	$9,781	$9,700	$9,098	$9,411	$8,432

(1)	Ratios are presented on an annualized basis.
(2)	Non-GAAP measure. See Non-GAAP measures section for reconciliation of the calculation.
(3)	Dividends declared per common share divided by basic earnings per share.
(4)	Total revenue is equal to the sum of net interest income before provision and noninterest income.
(5)	The ratios were calculated by dividing noninterest expense by the sum of net interest income before provision for loan and lease losses and noninterest income.

Banc of California, Inc.

Selected Financial Data, Continued

(Dollars in thousands)

(Unaudited)

	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Asset quality information and ratios
30 to 89 days delinquent, excluding PCI loans	$36,022	$39,946	$48,550	$46,820	$40,641
90+ days delinquent, excluding PCI loans	27,469	23,338	23,725	22,855	20,538

Total delinquent loans, excluding PCI loans	63,491	63,284	72,275	69,675	61,179

PCI loans, 30 to 89 days delinquent	44,191	40,291	17,593	17,351	16,375
PCI loans, 90+ days delinquent	9,806	6,894	6,223	8,648	6,986

Total delinquent PCI loans	53,997	47,185	23,816	25,999	23,361

Total delinquent loans	$117,488	$110,469	$96,091	$95,674	$84,540

Total delinquent non-PCI loans to total non-PCI loans	1.33%	1.42%	1.66%	1.66%	1.66%
Total delinquent loans to gross loans	2.15%	2.13%	2.03%	2.14%	2.15%

Non-performing loans, excluding PCI loans	$44,216	$45,129	$45,188	$42,708	$42,754
90+ days delinquent and still accruing loans, excluding PCI loans	—	—	—	—	—
Other real estate owned	325	1,097	34	50	498

Non-performing assets	$44,541	$46,226	$45,222	$42,758	$43,252

ALLL to non-performing loans	81.07%	78.74%	76.95%	81.45%	68.64%
Non-performing loans to gross loans	0.81%	0.87%	0.96%	0.95%	1.09%
Non-performing assets to total assets	0.46%	0.56%	0.62%	0.66%	0.71%

Troubled Debt Restructurings (TDRs)
Performing TDRs	$15,128	$7,842	$9,378	$7,402	$7,431
Non-performing TDRs	2,545	1,970	2,017	1,937	1,964

Total TDRs	$17,673	$9,812	$11,395	$9,339	$9,395

Banc of California, Inc.

Selected Financial Data, Continued

(Dollars in thousands)

(Unaudited)

	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Loan and lease breakdown by ALLL evaluation type
Originated loans and leases
Individually evaluated for impairment	$26,565	$30,654	$31,008	$31,791	$29,301
Collectively evaluated for impairment	3,484,995	3,117,528	2,776,601	2,489,347	1,947,212
Acquired loans through business acquisitions - non-impaired
Individually evaluated for impairment	3,530	3,629	1,704	8	2,818
Collectively evaluated for impairment	1,079,711	1,124,874	1,174,573	1,294,384	1,358,184
Seasoned SFR mortgage loan pools - non-impaired
Individually evaluated for impairment	9,287	—	—	—	—
Collectively evaluated for impairment	175,004	194,978	373,634	391,193	354,402
Acquired with deteriorated credit quality	683,976	712,731	372,557	266,372	241,798

Total loans	$5,463,068	$5,184,394	$4,730,077	$4,473,095	$3,933,715

ALLL breakdown
Originated loans and leases
Individually evaluated for impairment	$365	$369	$512	$686	$1,199
Collectively evaluated for impairment	32,202	32,713	31,419	31,440	25,474
Acquired loans through business acquisitions - non-impaired
Individually evaluated for impairment	—	—	—	—	—
Collectively evaluated for impairment	2,061	2,245	2,637	2,455	2,466
Seasoned SFR mortgage loan pools - non-impaired
Individually evaluated for impairment	1,011	—	—	—	—
Collectively evaluated for impairment	—	—	—	—	—
Acquired with deteriorated credit quality	206	206	206	206	206

Total ALLL	$35,845	$35,533	$34,774	$34,787	$29,345

Discount on Purchased/Acquired Loans
Acquired loans through business acquisitions - non-impaired	$20,781	$21,366	$21,759	$15,245	$16,877
Seasoned SFR mortgage loan pools - non-impaired	11,862	12,545	27,699	29,201	28,967
Acquired with deteriorated credit quality	66,573	68,372	41,280	52,394	53,381

Total Discount	$99,216	$102,283	$90,738	$96,840	$99,225

Ratios
To originated loans and leases:
Individually evaluated for impairment	1.37%	1.20%	1.65%	2.16%	4.09%
Collectively evaluated for impairment (1)	0.92%	1.05%	1.13%	1.26%	1.31%
Total ALLL	0.93%	1.05%	1.14%	1.27%	1.35%
To originated loans and leases and acquired loans not impaired at acquisition:
Individually evaluated for impairment	1.21%	1.08%	1.57%	2.16%	3.73%
Collectively evaluated for impairment	0.75%	0.82%	0.86%	0.90%	0.85%
Total ALLL	0.75%	0.83%	0.87%	0.91%	0.87%
Total ALLL and discount (2)	1.21%	1.33%	1.41%	1.31%	1.38%
To total loans and leases:
Individually evaluated for impairment	3.49%	1.08%	1.57%	2.16%	3.73%
Collectively evaluated for impairment	0.72%	0.79%	0.79%	0.81%	0.76%
Total ALLL	0.66%	0.69%	0.74%	0.78%	0.75%
Total ALLL and discount (2)	2.47%	2.66%	2.65%	2.94%	3.27%

(1)	For the three months ended June 30, 2015 and March 31, 2015, the ratios included an unallocated allowance for loan and lease losses of $2.2 million and $364 thousand. Without the unallocated, the ratios are 1.17% and 1.29% for the three months ended June 30, 2015 and March 31, 2015, respectively.
(2)	The ratios were calculated by dividing a sum of ALLL and discounts by carrying value of loans.

Banc of California, Inc.

Selected Financial Data, Continued

(Dollars in thousands)

(Unaudited)

	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Composition of held for investment loans and leases
Commercial real estate	$713,693	$727,707	$690,862	$807,146	$975,734
Multi-family	1,021,097	904,300	823,415	696,768	940,053
Construction	68,241	55,289	39,475	32,022	38,081
Commercial and industrial	983,961	876,999	822,690	771,477	489,229
SBA	71,640	57,706	52,985	56,887	48,254
Lease financing	212,836	192,424	162,504	131,189	102,012

Total commercial loans	3,071,468	2,814,425	2,591,931	2,495,489	2,593,363

Single family residential mortgage	2,282,445	2,255,584	2,013,450	1,840,924	1,169,134
Other consumer	109,155	114,385	124,696	136,682	171,218

Total consumer loans	2,391,600	2,369,969	2,138,146	1,977,606	1,340,352

Total gross loans and leases	$5,463,068	$5,184,394	$4,730,077	$4,473,095	$3,933,715

Composition percentage of held for investment loans and leases
Commercial real estate	13.1%	14.0%	14.6%	18.0%	24.8%
Multi-family	18.7%	17.4%	17.4%	15.6%	23.9%
Construction	1.2%	1.1%	0.8%	0.7%	1.0%
Commercial and industrial	18.0%	16.9%	17.4%	17.2%	12.4%
SBA	1.3%	1.1%	1.1%	1.3%	1.2%
Lease financing	3.9%	3.7%	3.4%	2.9%	2.6%

Total commercial loans	56.2%	54.2%	54.7%	55.7%	65.9%

Single family residential mortgage	41.8%	43.6%	42.7%	41.2%	29.7%
Other consumer	2.0%	2.2%	2.6%	3.1%	4.4%

Total consumer loans	43.8%	45.8%	45.3%	44.3%	34.1%

Total gross loans and leases	100.0%	100.0%	100.0%	100.0%	100.0%

Composition of deposits
Noninterest-bearing checking	$1,398,728	$1,121,124	$1,011,169	$880,766	$749,129
Interest-bearing checking	2,052,507	1,697,055	1,458,208	1,002,443	1,032,482
Money market	1,534,492	1,479,931	1,238,180	1,393,751	1,136,562
Savings	844,177	823,618	814,230	843,274	898,483
Certificates of deposit	1,007,697	1,181,357	900,203	984,776	1,045,336

Total deposits	$6,837,601	$6,303,085	$5,421,990	$5,105,010	$4,861,992

Composition percentage of deposits
Noninterest-bearing checking	20.5%	17.8%	18.6%	17.3%	15.4%
Interest-bearing checking	30.0%	26.8%	26.9%	19.6%	21.2%
Money market	22.4%	23.5%	22.8%	27.3%	23.4%
Savings	12.3%	13.1%	15.0%	16.5%	18.5%
Certificates of deposit	14.8%	18.8%	16.7%	19.3%	21.5%

Total deposits	100.0%	100.0%	100.0%	100.0%	100.0%

Banc of California, Inc.

Average Balance, Average Yield Earned, and Average Cost Paid

(Dollars in thousands)

(Unaudited)

	Three Months Ended
	March 31, 2016			December 31, 2015			September 30, 2015
	Average Balance	Interest	Yield / Cost	Average Balance	Interest	Yield / Cost	Average Balance	Interest	Yield / Cost
Interest earning assets
Loans held for sale and SFR mortgage	$2,144,834	$19,808	3.71%	$1,903,331	$17,584	3.67%	$1,966,373	$18,123	3.66%
Seasoned SFR mortgage loan pools	876,142	12,710	5.83%	858,601	12,098	5.59%	689,666	10,901	6.27%
Commercial real estate, multi-family, and construction	1,760,646	19,816	4.53%	1,638,329	19,006	4.60%	1,568,975	17,643	4.46%
Commercial and industrial, SBA, and lease financing	1,105,971	13,665	4.97%	1,020,306	12,754	4.96%	914,811	12,125	5.26%
Other consumer	107,843	1,145	4.27%	110,972	806	2.88%	131,468	1,662	5.02%

Gross loans and leases	5,995,436	67,144	4.50%	5,531,539	62,248	4.46%	5,271,293	60,454	4.55%
Securities	2,128,882	16,047	3.03%	1,506,626	11,163	2.94%	828,326	5,054	2.42%
Other interest-earning assets	219,849	1,049	1.92%	226,176	788	1.38%	350,243	1,007	1.14%

Total interest-earning assets	8,344,167	84,240	4.06%	7,264,341	74,199	4.05%	6,449,862	66,515	4.09%
Allowance for loan and lease losses	(35,575)			(35,894)			(34,810)
BOLI and non-interest earning assets	524,584			362,334			266,538

Total assets	$8,833,176			$7,590,781			$6,681,590

Interest-bearing liabilities
Savings	$834,965	$1,572	0.76%	$805,445	$1,538	0.76%	$832,006	$1,575	0.75%
Interest-bearing checking	1,900,834	3,244	0.69%	1,475,461	2,663	0.72%	1,282,066	2,273	0.70%
Money market	1,437,332	1,679	0.47%	1,343,683	1,267	0.37%	1,294,554	1,337	0.41%
Certificates of deposit	1,158,901	1,612	0.56%	1,060,556	1,394	0.52%	905,704	1,210	0.53%

Total interest-bearing deposits	5,332,032	8,107	0.61%	4,685,145	6,862	0.58%	4,314,330	6,395	0.59%
FHLB advances	955,659	1,262	0.53%	869,457	890	0.41%	476,848	587	0.49%
Securities sold under repurchase agreements	90,395	160	0.71%	7,010	15	0.85%	2,681	3	0.44%
Long-term debt and other interest-bearing liabilities	263,656	4,294	6.55%	265,087	4,366	6.53%	266,430	3,980	5.93%

Total interest-bearing liabilities	6,641,742	13,823	0.84%	5,826,699	12,133	0.83%	5,060,289	10,965	0.86%
Noninterest-bearing deposits	1,230,991			1,037,966			916,670
Non-interest-bearing liabilities	197,520			72,010			58,918

Total liabilities	8,070,253			6,936,675			6,035,877
Total stockholders’ equity	762,923			654,106			645,713

Total liabilities and stockholders’ equity	$8,833,176			$7,590,781			$6,681,590

Net interest income/spread		$70,417	3.22%		$62,066	3.22%		$55,550	3.23%

Net interest margin			3.39%			3.39%			3.42%

Ratio of interest-earning assets to interest-bearing liabilities	125.63%			124.67%			127.46%

Total deposits	$6,563,023	$8,107	0.50%	$5,723,111	$6,862	0.48%	$5,231,000	$6,395	0.49%
Total funding (1)	$7,872,733	$13,823	0.71%	$6,864,665	$12,133	0.70%	$5,976,959	$10,965	0.73%

(1)	Total funding is the sum of interest-bearing liabilities and noninterest-bearing deposits. The cost of total funding is calculated as annualized total interest expense divided by average total funding.

Banc of California, Inc.

Average Balance, Average Yield Earned, and Average Cost Paid, Continued

(Dollars in thousands)

(Unaudited)

	Three Months Ended
	June 30, 2015			March 31, 2015
	Average Balance	Interest	Yield / Cost	Average Balance	Interest	Yield / Cost
Interest earning assets
Loans held for sale and SFR mortgage	$1,959,738	$18,984	3.89%	$1,868,085	$17,477	3.79%
Seasoned SFR mortgage loan pools	591,460	9,690	6.57%	591,724	9,413	6.45%
Commercial real estate, multi-family, and construction	1,848,780	21,552	4.68%	1,956,830	22,508	4.66%
Commercial and industrial, SBA, and lease financing	697,291	8,871	5.10%	572,726	7,239	5.13%
Other consumer	157,460	1,602	4.08%	150,034	1,518	4.10%

Gross loans and leases	5,254,729	60,699	4.63%	5,139,399	58,155	4.59%
Securities	402,366	2,119	2.11%	354,475	1,927	2.20%
Other interest-earning assets	310,105	2,026	2.62%	219,892	698	1.29%

Total interest-earning assets	5,967,200	64,844	4.36%	5,713,766	60,780	4.31%
Allowance for loan and lease losses	(29,445)			(29,623)
BOLI and non-interest earning assets	315,595			247,283

Total assets	$6,253,350			$5,931,426

Interest-bearing liabilities
Savings	$867,532	$1,606	0.74%	$945,530	$1,748	0.75%
Interest-bearing checking	1,012,211	1,996	0.79%	1,042,895	2,041	0.79%
Money market	1,142,858	1,028	0.36%	1,092,987	958	0.36%
Certificates of deposit	1,055,939	1,535	0.58%	1,004,261	1,614	0.65%

Total interest-bearing deposits	4,078,540	6,165	0.61%	4,085,673	6,361	0.63%
FHLB advances	375,385	290	0.31%	487,600	353	0.29%
Securities sold under repurchase agreements	—	—	—	—	—	—
Long-term debt and other interest-bearing liabilities	260,075	4,285	6.61%	96,379	2,069	8.71%

Total interest-bearing liabilities	4,714,000	10,740	0.91%	4,669,652	8,783	0.76%
Noninterest-bearing deposits	859,420			682,492
Non-interest-bearing liabilities	49,383			61,947

Total liabilities	5,622,803			5,414,091
Total stockholders’ equity	630,547			517,335

Total liabilities and stockholders’ equity	$6,253,350			$5,931,426

Net interest income/spread		$54,104	3.45%		$51,997	3.55%

Net interest margin			3.64%			3.69%

Ratio of interest-earning assets to interest-bearing liabilities	126.58%			122.36%

Total deposits	$4,937,960	$6,165	0.50%	$4,768,165	$6,361	0.54%
Total funding (1)	$5,573,420	$10,740	0.77%	$5,352,144	$8,783	0.67%

(1)	Total funding is the sum of interest-bearing liabilities and noninterest-bearing deposits. The cost of total funding is calculated as annualized total interest expense divided by average total funding.

Banc of California, Inc.

Capital Ratios

(Unaudited)

	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Capital Ratios
Banc of California, Inc.
Total risk-based capital ratio	13.59%	11.18%	12.56%	14.01%	11.55%
Tier 1 risk-based capital ratio	13.17%	10.71%	12.06%	13.19%	10.83%
Common equity tier 1 capital ratio	8.14%	7.36%	8.19%	8.96%	9.01%
Tier 1 leverage ratio	9.27%	8.07%	8.97%	9.55%	7.99%
Banc of California, NA
Total risk-based capital ratio	14.03%	13.45%	14.93%	14.86%	13.58%
Tier 1 risk-based capital ratio	13.42%	12.79%	14.19%	14.04%	12.86%
Common equity tier 1 capital ratio	13.42%	12.79%	14.19%	14.04%	12.86%
Tier 1 leverage ratio	9.44%	9.64%	10.53%	10.26%	9.49%

Banc of California, Inc.

Non-GAAP Measures

(Dollars in thousands, except per share data)

(Unaudited)

Non-GAAP performance measure:

Tangible equity to tangible assets and Tangible common equity to tangible assets ratios and return on average tangible common equity are supplemental financial information determined by a method other than in accordance with U.S. generally accepted accounting principles (GAAP). These non-GAAP measures are used by management in the analysis of Banc of California, Inc.’s capital strength and performance of businesses. Tangible equity is calculated by subtracting goodwill and other intangible assets from total stockholders’ equity and tangible common equity is calculated by subtracting preferred stock from tangible equity. Banking and financial institution regulators also exclude goodwill and other intangible assets from total stockholders’ equity when assessing the capital adequacy of a financial institution. Management believes the presentation of this financial measure excluding the impact of these items provides useful supplemental information that is essential to a proper understanding of the capital strength of Banc of California, Inc. This disclosure should not be viewed as a substitution for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

The following tables reconcile this non-GAAP performance measures to the GAAP performance measures for the periods indicated:

	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Tangible common equity to tangible assets ratio
Total assets	$9,616,972	$8,235,555	$7,256,810	$6,437,882	$6,097,355
Less goodwill	(39,244)	(39,244)	(39,244)	(31,591)	(31,591)
Less other intangible assets	(17,836)	(19,158)	(20,504)	(21,905)	(23,708)

Tangible assets	$9,559,892	$8,177,153	$7,197,062	$6,384,386	$6,042,056

Total stockholders’ equity	$867,530	$652,405	$643,534	$633,882	$514,160
Less goodwill	(39,244)	(39,244)	(39,244)	(31,591)	(31,591)
Less other intangible assets	(17,836)	(19,158)	(20,504)	(21,905)	(23,708)

Tangible equity	810,450	594,003	583,786	580,386	458,861
Less preferred stock	(311,008)	(190,750)	(190,750)	(190,750)	(79,877)

Tangible common equity	$499,442	$403,253	$393,036	$389,636	$378,984

Total stockholders’ equity to total assets	9.02%	7.92%	8.87%	9.85%	8.43%
Tangible equity to tangible assets	8.48%	7.26%	8.11%	9.09%	7.59%
Tangible common equity to tangible assets	5.22%	4.93%	5.46%	6.10%	6.27%

Common stock outstanding	43,907,587	38,002,267	37,751,445	35,647,476	35,063,199
Class B non-voting non-convertible common stock outstanding	91,066	37,355	—	—	11

Total common stock outstanding	43,998,653	38,039,622	37,751,445	35,647,476	35,063,210

Minimum number of shares issuable under purchase contracts (1)	253,155	601,299	828,246	2,883,892	2,984,367

Total common stock outstanding and shares issuable under purchase contracts	44,251,808	38,640,921	38,579,691	38,531,368	38,047,577

(1) Purchase contracts relating to the tangible equity units

Tangible common equity per common stock	$11.35	$10.60	$10.41	$10.93	$10.81
Book value per common stock	$12.65	$12.14	$11.99	$12.43	$12.39

Tangible common equity per common stock and shares issuable under purchase contracts	$11.29	$10.44	$10.19	$10.11	$9.96
Book value per common stock and shares issuable under purchase contracts	$12.58	$11.95	$11.74	$11.50	$11.41

Banc of California, Inc.

Non-GAAP Measures, Continued

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Return on tangible common equity
Average total stockholders’ equity	$762,923	$654,106	$645,713	$630,547	$517,335
Less average preferred stock	(260,959)	(190,750)	(190,750)	(182,233)	(79,877)
Less average goodwill	(39,244)	(39,244)	(31,674)	(31,591)	(31,591)
Less average other intangible assets	(18,601)	(19,877)	(21,320)	(23,032)	(24,720)

Average tangible common equity	$444,119	$404,235	$401,969	$393,691	$381,147

Net income	$19,687	$19,038	$14,536	$15,924	$12,574
Less preferred stock dividends	(4,575)	(3,030)	(3,040)	(2,843)	(910)
Add tax-effected amortization of intangible assets (1)	859	875	911	1,004	1,004
Add tax-effected impairment on intangible assets (1)	—	—	—	168	—

Net income available to common stockholders	$15,971	$16,883	$12,407	$14,253	$12,668

(1) Utilized a 35% effective tax rate

Return on average equity	10.38%	11.55%	8.93%	10.13%	9.86%
Return on average tangible common equity	14.46%	16.57%	12.25%	14.52%	13.48%